Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Enochian Biosciences Inc. (the “Company”) on Form 10-K for the year ending June 30, 2022 as filed with the Securities and Exchange Commission (the “Report”), the undersigned, Mark Dybul, as Chief Executive Officer (Principal Executive Officer) of the Company, hereby certifies as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 27, 2023

By:	/s/ Mark Dybul
Mark Dybul
Chief Executive Officer
(Principal Executive Officer)